INHIBRX BIOSCIENCES, INC.

Common Stock
($0.0001 par value per share)

AT-THE-MARKET EQUITY OFFERING SALES AGREEMENT

November 13, 2026

STIFEL, NICOLAUS & COMPANY, INCORPORATED
787 7th Avenue, 11th Floor
New York, New York 10019

LIFESCI CAPITAL LLC
1700 Broadway, 40th Floor
New York, New York 10019

Ladies and Gentlemen:

Inhibrx Biosciences, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through Stifel, Nicolaus & Company, Incorporated or LifeSci Capital LLC (each, an “Agent”), as sales agent and/or principal (such Agent that the Company has designated as sales agent and/or principal for any such sale, the “Designated Agent”), shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), having an aggregate offering price of up to $150.0 million on the terms set forth in Section 2 of this At-The-Market Equity Offering Sales Agreement (this “Agreement”). The Company agrees that whenever it determines to sell Shares directly to the Designated Agent as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement.

Section 1. Representations and Warranties. The Company represents and warrants to the Agents that as of the date of this Agreement, any applicable Registration Statement Amendment Date (as defined in Section 3 below), each Company Periodic Report Date (as defined in Section 3 below), each Applicable Time (as defined in Section 1(a) below) and each Settlement Date (as defined in Section 2 below):

(a)Compliance with Registration Requirements. The Company has prepared and filed, or will prepare and file, with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3, in respect of the Company’s Common Stock (including the Shares) (collectively, the “Securities”) which shall not have become effective earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, will become or became effective upon filing, and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; the various parts of such registration statement, including all exhibits thereto and any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, or any subsequent registration statement on Form S-3, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the prospectus specifically relating to the Shares prepared and filed, or to be filed, with the Commission and included in the Registration Statement is hereinafter called the “Original Prospectus”; the Basic Prospectus, as amended and supplemented by the Original Prospectus is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Original

Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to the Basic Prospectus, the Original Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), and incorporated by reference therein, in each case after the date of the Basic Prospectus, the Original Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report on Form 10-K of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”).
No order preventing or suspending the use of the Basic Prospectus, the Original Prospectus, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Basic Prospectus and the Original Prospectus, at the time of filing thereof, at each Applicable Time and each Settlement Date, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Securities Act Regulations”) and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any such document, in reliance upon, and in conformity with, written information furnished to the Company by the Agents specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by the Agents to the Company consists of the information described in Section 7 below.

For the purposes of this Agreement, the “Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement; the Prospectus and the applicable Issuer Free Writing Prospectus(es) issued at or prior to such Applicable Time, taken together (collectively, and, with respect to any Shares, together with the public offering price of such Shares, the “General Disclosure Package”) as of each Applicable Time and each Settlement Date, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each applicable Issuer Free Writing Prospectus will not conflict with the information contained in the Registration Statement, the Original Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the General Disclosure Package as of such Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any such document, in reliance upon, and in conformity with, written information furnished to the Company by the Agents specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by the Agents to the Company consists of the information described in Section 7 below.

(b)Documents Incorporated by Reference. The documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with Commission will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)Distribution of Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 4(d) below. The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show” as described in Rule 433(d)(8) of the Securities Act Regulations) in the time and manner required under Rules 163(b)(2) and 433(d) of the Securities Act Regulations.

(d)Emerging Growth Company. From the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communications through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(e)Not an Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendments thereto, and at the date hereof, the Company was not, and the Company currently is not, an “ineligible issuer,” as defined in Rule 405 of the Securities Act Regulations; and (B)(i) at the time of filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purpose of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, an incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act Regulations, the Company was a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act Regulations.

(f)Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing as corporations or other legal entities in good standing (or the foreign equivalent thereof) under the laws of their respective jurisdictions of organization. The Company and each of its subsidiaries are duly qualified to do business and are in good standing as foreign corporations or other legal entities in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all power and authority (corporate or other) necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not (i) have, singularly or in the aggregate, a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the General Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiary listed in Exhibit 21.1 to the Company’s most recent annual report on Form 10-K.

(g)This Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(h)The Shares. The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid, non-assessable and free and clear of any preemptive or other similar rights, and will conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

(i)Capitalization. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid, non-assessable, have been issued in compliance with federal and state securities laws, and conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company other than those that were waived or satisfied. As of the date set forth in the General Disclosure Package, there were no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described above or accurately described in the General Disclosure Package and the Prospectus. Since such date, the Company has not issued any securities other than Common Stock issued pursuant to the exercise of warrants or upon the exercise of stock options or other awards outstanding under the Company’s stock option plans, options or other securities granted or issued pursuant to the Company’s existing equity compensation plans or other plans, and the issuance of Common Stock pursuant to employee stock purchase plans. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the General Disclosure Package and the Prospectus, accurately and fairly present, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

(j)Capitalization of Subsidiaries. All the outstanding equity interests (if any) of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the General Disclosure Package or the Prospectus or their respective organizational documents, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(k)No Conflicts. The execution, delivery and performance of this Agreement by the Company, the issue and sale of the Shares by the Company and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both) (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Company or any of its subsidiaries or (iii) result in the violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental or regulatory agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company of any of its subsidiaries.

(l)No Consents Required. Except for the registration of the Shares under the Securities Act and applicable state securities laws, and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the Nasdaq Global Market (the “Exchange”) in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, on the Exchange, and no consent, approval, authorization or order of, or filing, qualification or registration (each an “Authorization”) with, any court, governmental or regulatory agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Shares, or the consummation of the transactions contemplated hereby; and no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization. All corporate approvals (including those of stockholders, if applicable) necessary for the Company to consummate the transactions contemplated by this Agreement have been obtained and are in effect.

(m)Independent Auditors. BDO USA, P.C., who have certified certain financial statements and related schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of Article 2-01 of Regulation S-X and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(n)Financial Statements. The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package, the Prospectus and in the Registration Statement fairly present in all material respects the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the General Disclosure Package. The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package and the Prospectus comply in all material respects with Regulation S-X. No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described or included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus. The summary and selected financial data included or incorporated by reference in the General Disclosure Package, the Prospectus and the Registration Statement fairly present in all material respects the information shown therein as at the respective dates and for the respective periods specified and are derived from the consolidated financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and other financial information. All information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G) complies with Regulation G and Item 10 of Regulations S-K, to the extent applicable.

(o)No Material Adverse Change. Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, (i) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any court or governmental or regulatory authority, otherwise than as set forth or contemplated in the General Disclosure Package; (ii) any change in the capital stock (other than as described in the Registration Statement, the General Disclosure Package and the Prospectus) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or (iii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, assets, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package.

(p)Legal Proceedings. There is no legal or governmental proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which is required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or a document incorporated by reference therein and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such proceedings are, to the Company’s knowledge, threatened or contemplated by governmental or regulatory authorities or, to the Company’s knowledge, threatened by others.

(q)No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws (or analogous governing instrument, as applicable), (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject (including, without limitation, those administered by the United States Food and Drug Administration of the U.S. Department of Health and Human Services (“FDA”) or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) except, in the case of clauses (ii) and (iii) above, for any such violation or default that would not, singularly or in the aggregate, have a Material Adverse Effect.

(r)Licenses or Permits. The Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign governmental or regulatory agencies or bodies (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Governmental Permits”) except where any failures to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries are in compliance with all such Governmental Permits in all material respects; all such Governmental Permits are valid and in full force and effect, except where the invalidity or failure to be in full force and effect would not, singularly or in the aggregate, have a Material Adverse Effect. Neither the Company nor any subsidiary has received notification of any revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and the Company has no reason to believe that any such Governmental Permit will not be renewed.

(s)Preclinical and Clinical Studies. The studies, tests and preclinical or clinical trials conducted by or on behalf of the Company that are described in the General Disclosure Package and the Prospectus (the “Company Studies and Trials”) were and, if still pending, are being, conducted in all material respects with all applicable federal, state and foreign laws, rules, orders and regulations, as well as in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of the Company Studies and Trials contained in the General Disclosure Package and Prospectus are accurate in all material respects; the Company has no knowledge of any other studies or trials not described in the Registration Statement, the General Disclosure Package and the Prospectus, the results of which are inconsistent with or call in question the results described or referred to in the General Disclosure Package and the Prospectus; and the Company has not received any notices or correspondence with the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any Company Studies or Trials that termination, suspension or material modification would reasonably be expected to have a Material Adverse Effect and, to the Company’s knowledge, there are no reasonable grounds for the same. The Company has obtained (or caused to be obtained) informed consent by or on behalf of each human subject who participated in the Company Studies and Trials. In using or disclosing patient information received by the Company in connection with the Company Studies and Trials, the Company has complied in all material respects with all applicable laws and regulatory rules or requirements, including, without limitation, the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the rules and regulations thereunder. To the Company’s knowledge, none of the Company Studies and Trials involved any investigator who has been disqualified as a clinical investigator or debarred by the FDA. To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable statutes, rules, regulations and policies of the FDA and comparable regulatory agencies outside of the United States to which the Company is subject.

(t)Regulatory Matters. The Company and its subsidiaries, and its and their respective directors, officers and employees, and, to the Company’s knowledge, its and their respective agents, affiliates and representatives, are, and at all times: (i) have operated and currently operate its business in compliance in all material respects with applicable provisions of the Health Care Laws (as defined below) of the FDA, the Department of Health and Human Services and any comparable foreign or other regulatory authority to which they are subject (collectively, the “Applicable Regulatory Authorities”) applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, storage, import, export or disposal of any of the Company’s product candidates or any product manufactured or distributed by the Company; (ii) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (A) any Health Care Laws, or (B) any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Health Care Laws

(“Regulatory Authorizations”); (iii) possesses all Regulatory Authorizations required to conduct its business as currently conducted and such Regulatory Authorizations are valid and in full force and effect and neither the Company nor any of its subsidiaries are in violation, in any material respect, of any term of any such Regulatory Authorizations; (iv) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the Applicable Regulatory Authorities or any other third party alleging that any product operation or activity is in material violation of any Health Care Laws or Regulatory Authorizations and has no knowledge that the Applicable Regulatory Authorities or any other third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received notice that any of the Applicable Regulatory Authorities has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Regulatory Authorizations and has no knowledge that any of the Applicable Regulatory Authorities is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Regulatory Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); (vii) is not a party to or have any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Applicable Regulatory Authority; and (viii) has not been excluded, suspended or debarred from participation in any government health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion. The term “Health Care Laws” means Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v (the Medicaid statute); the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the civil False Claims Act, 31 U.S.C. §§ 3729 et seq.; the criminal False Claims Act 42 U.S.C. 1320a-7b(a); any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287 and the health care fraud criminal provisions under HIPAA, 42 U.S.C. §§ 1320d et seq.; the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a; the Physician Payments Sunshine Act, 42 U.S.C. § 1320a-7h; the exclusion law, 42 U.S.C. § 1320a-7; HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, 42 U.S.C. §§ 17921 et seq.; the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq.; the Public Health Service Act, 42 U.S.C. §§ 201 et seq.; the regulations promulgated pursuant to such laws; and any similar federal, state and local laws and regulations.

(u)Investment Company Act. Neither the Company nor any of its subsidiaries is or, after giving effect to the offering of the Shares and the application of the proceeds thereof, as described in the General Disclosure Package and the Prospectus, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(v)No Stabilization. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(w)Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business as now operated by them, and as proposed to be operated in the future (including upon the commercialization of products or services described in the Registration Statement, the General Disclosure Package, the Prospectus or a document incorporated by reference therein as under development), and the conduct of their respective businesses does not and will not infringe, misappropriate or otherwise conflict in any material respect with any such rights of others. The Intellectual Property of the Company has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, and the Company is unaware of any facts which would form a reasonable basis for any such adjudication. Neither the Company nor any of its subsidiaries has received any notice of any claim, or is otherwise aware, of any infringement, misappropriation, or conflict with any intellectual property rights of another and the Company is unaware of any facts which would form a reasonable basis for any such notice or claim. Neither the Company nor any of its subsidiaries has received any notice of any claim, or is otherwise aware, of any facts or circumstances which would render any Intellectual Property of the Company invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein. To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property of the Company, except for (A) customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the Registration Statement, the General Disclosure Package, the Prospectus or a document incorporated by reference therein (the “Disclosure Documents”) as owned by or licensed to the Company or its subsidiaries and (B) other than as disclosed in the Disclosure Documents, there are no material licenses granted by the Company or its subsidiaries to third parties with respect to such Intellectual Property; and (ii) there is no infringement by third parties of any such Intellectual Property owned by or licensed to the Company or its subsidiaries. Except as disclosed in the Registration Statement, the General Disclosure Package, the Prospectus a document incorporated by reference therein, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property of the Company, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property of the Company, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or its subsidiaries infringe, misappropriate, or otherwise violate, or would, upon the commercialization of any product or service described in the Disclosure Documents as under development, infringe, misappropriate, or otherwise violate, any Intellectual Property rights of another, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. The Company and its subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or its subsidiaries, and all such agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property disclosed in the Disclosure Documents as owned by or licensed to the Company or its subsidiaries. Except as disclosed in the Registration Statement, the General Disclosure Package, the Prospectus or a document incorporated by reference therein, none of the Intellectual Property of the Company has been discovered through government funded programs that subject it to federal regulations pursuant to the Bayh-Dole Act of 1980, such as “march-in” rights, reporting requirements, or a preference for U.S.-based manufacturing companies. The Company and its subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property, including the execution of appropriate nondisclosure, confidentiality agreements and invention assignment agreements and invention assignments with their employees, and no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company. The duty of candor and good faith as required by the United States Patent and Trademark Office during the prosecution of the United States patents and patent applications included in the Intellectual Property owned by or licensed to the Company or its subsidiaries have been complied with; and in all foreign offices having similar requirements, all such requirements have been complied with. None of the Company owned Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company or its subsidiaries has been obtained or is being used by the Company or its subsidiary in violation of any contractual obligation binding on the Company or its subsidiaries or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons. The product candidates described in the Disclosure Documents as under development by the Company or its subsidiaries fall within the scope of the claims of one or more patents or patent applications owned by, or exclusively licensed to, the Company or its subsidiaries. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property rights as owned, used or held for use in the conduct of the business as currently conducted. With respect to the use of the software in the Company’s business as it is currently conducted, the Company has not experienced any material defects in such software including any material error or omission in the processing of any transactions other than defects which have been corrected, and to the Company’s knowledge, no such software contains any device or feature designed to disrupt, disable, or otherwise impair the functioning of any software or is subject to the terms of any “open source” or other similar license that provides for the source code of the software to be publicly distributed or dedicated to the public. The Company has at all times complied with all applicable laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business. No claims have been asserted or threatened against the Company alleging a violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business. The Company takes reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse. The Company has taken all necessary actions to obtain ownership of all works of authorship and inventions made by its employees, consultants and contractors during the time they were employed by or under contract with the Company and which relate to the Company’s business. All founders and key employees have signed confidentiality and invention assignment agreements with the Company.

(x)Title to Real and Personal Property. The Company and each of its subsidiaries have good and marketable title in and (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects, other than those liens and security interests referenced in the Registration Statement, the General Disclosure Package and the Prospectus that (i) do not, singularly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries, or (ii) could not reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect.

(y)No Labor Dispute. There is (A) no significant unfair labor practice complaint pending against the Company, or any of its subsidiaries, nor to the Company’s knowledge, threatened against it or any of its subsidiaries, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries, or, to the Company’s knowledge, threatened against it and (B) no labor disturbance by or dispute with, employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, manufacturers, customers or contractors, that would reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

(z)Compliance with ERISA. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or would reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its subsidiaries which could, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the Company or any of its subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and its subsidiaries have not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing, to the Company’s knowledge, has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(aa)Environmental Laws and Hazardous Materials. The Company and its subsidiaries are in compliance, in all material respects, with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”). There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge.

(bb)Taxes. The Company and its subsidiaries each (i) have timely filed all necessary federal, state, local and foreign tax returns (or timely filed extensions with respect to such returns), and all such returns were true, complete and correct, (ii) have paid all federal, state, local and foreign taxes, for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to its knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) above, that would not, singularly or in the aggregate, have a Material Adverse Effect.

(cc)Insurance. The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes is adequate for the conduct of their respective businesses and the value of their respective properties. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received written notice from any insurer, agent of such insurer or the broker of the Company or any of its subsidiaries that any material capital improvements or any other material expenditures (other than premium payments) are required or necessary to be made in order to continue such insurance.

(dd)Accounting Controls. The Company and each of its subsidiaries maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the Exchange Act Regulations that complies with the requirements of the Exchange Act and has been designed by their respective principal executive and principal financial officers, or under their supervision, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents in all material respects the information required by the Commission’s rules and guidelines applicable thereto. The Company’s internal control over financial reporting is effective. Except as described in the General Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee)Disclosure Controls. The Company and its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act Rules) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company and its subsidiaries in reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management to allow timely decisions regarding disclosures. The Company and its subsidiaries have conducted evaluations of the effectiveness of their disclosure controls as required by Rule 13a-15 of the Exchange Act.

(ff)Minute Books. The minute books of the Company and each of its subsidiaries have been made available to the Agents and counsel for the Agents, and such books (i) contain a complete summary in all material respects of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company (or analogous governing bodies and interest holders, as applicable), and each of its subsidiaries since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(gg)No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its affiliates on the other hand, which is required to be described in the General Disclosure Package and the Prospectus or a document incorporated by reference therein and which is not so described.

(hh)No Registration Rights. No person or entity has the right to require registration of shares of Common Stock or other securities of the Company or any of its subsidiaries because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the General Disclosure Package, there are no persons with registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act.

(ii)Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares, as described in the General Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve system or any other regulation of such Board of Governors.

(jj)No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.

(kk)No Restrictions on Subsidiaries. Except as described in the General Disclosure Package and the Prospectus or in a subsidiary’s organizational document, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from making any other distribution on such subsidiary’s capital stock or from repaying to the Company any loans or advances to such subsidiary from the Company.

(ll)Obligations. Since the date as of which information is given in the General Disclosure Package through the date hereof, and except for the obligations created by this Agreement and as set forth in the General Disclosure Package, the Company has not (i) issued or granted any securities other than options to purchase common stock pursuant to the Company’s stock option plan, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction other than in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

(mm)Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(nn)Listing. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the Exchange, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the Exchange, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing.

(oo)Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s officers or directors, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(pp)Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any other applicable anti-bribery or anti-corruption laws (the “Anti-Corruption Laws”) including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-Corruption Laws and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(qq)Loans. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. All transactions by the Company with executive officers or control persons of the Company have been duly approved by the Company’s board of directors, or duly appointed committees or officers thereof, if and to the extent required under U.S. law.

(rr)Statistical and Market Data. The statistical and market related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(ss)Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any governmental entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(tt)OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”), or is more than 50 percent owned in the aggregate by or acting on behalf of one or more Persons that are, currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of country-wide or territory-wide Sanctions (“Sanctioned Countries”); and

the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business (i) with any Person that, at the time of such funding, is a designated target of Sanctions, (ii) in or involving a country or territory which at the time of such funding is the subject of comprehensive country-wide or territory-wide Sanctions, or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, neither the Company nor any of its subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or a Sanctioned Country, respectively.

(uu)No Associated Persons; FINRA Matters. Neither the Company nor any of its affiliates (within the meaning of FINRA Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

(vv)[Reserved.]

(ww)Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(xx)Compliance with Laws. The Company and its subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance could not be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(yy)Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, General Disclosure Package or the Prospectus that have not been described as required.

(zz)PFIC. The Company is not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the Code, and the Company is not likely to become a PFIC.

(aaa)Outbound Investment Security Program. Neither the Company nor any of its subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity,” as that term is defined in in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any joint venture that engages in or plans to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.

Any certificate signed by any officer of the Company and delivered to the Agents or their counsel in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Agents.

    Section 2. Sale and Delivery of Shares.

(a)Subject to the terms and conditions set forth herein, the Company agrees to issue and sell exclusively through a Designated Agent acting as sales agent or directly to the Designated Agent acting as principal from time to time, and such Designated Agent agrees to use its commercially reasonable efforts to sell as sales agent for the Company, the Shares. Sales of the Shares, if any, through a Designated Agent acting as sales agent or directly to a Designated Agent acting as principal may be made in negotiated transactions or transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act, including sales made directly on Nasdaq, or sales made to or through a market maker other than on an exchange or through an electronic communications network.

(b)The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Designated Agent on that trading day (other than a day on which Nasdaq is scheduled to close prior to its regular weekday closing time, each, a “Trading Day”) that the Company has satisfied its obligations under Section 6 of this Agreement and that the Company has instructed the Designated Agent to make such sales. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company or its Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons in which the Designated Agent is acting for the Company in a capacity other than as Agent under this Agreement. On any Trading Day, the Company may instruct the Designated Agent by telephone (confirmed promptly by telecopy or email by any of the individuals from the Company set forth on Schedule 1 hereto and shall be addressed to each of the individuals from the Designated Agent set forth on Schedule 1 hereto, which confirmation will be promptly acknowledged by the Designated Agent) as to the maximum aggregate dollar value or number of Shares to be sold by the Designated Agent on such day (in any event not in excess of the number available for issuance under the Prospectus and the currently effective Registration Statement, as determined by the Company) and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions hereof, the Designated Agent shall use its commercially reasonable efforts to sell as sales agent all of the Shares so designated by the Company. The Company and the Agents each acknowledge and agree that (i) there can be no assurance that the Designated Agent will be successful in selling the Shares, (ii) the Agents will incur no liability or obligation to the Company or any other person or entity if they do not sell Shares for any reason other than a failure by the Designated Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required by this Agreement, and (iii) the Agents shall be under no obligation to purchase Shares on a principal basis except as otherwise specifically agreed by each of a Designated Agent and the Company pursuant to a Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and the Designated Agent as sales agent shall not be obligated to use its commercially reasonable efforts to sell, any Shares pursuant to this Agreement in excess of the aggregate offering price or number, as the case may be, of Shares of Common Stock (i) set forth in the preamble paragraph of this Agreement, (ii) available for issuance under the Prospectus and the then currently effective Registration Statement or (iii) authorized from time to time to be issued and sold under this Agreement or any Terms Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Designated Agent in writing. In addition, under no circumstances shall any Shares with respect to which the Designated Agent acts as sales agent be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Designated Agent in writing. In addition, the Company may, upon notice to the Designated Agent, suspend the offering of the Shares or the Designated Agent may, upon notice to the Company, suspend the offering of the Shares with respect to which the Designated Agent is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’

respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. Any notice given pursuant to the preceding sentence may be given by telephone by any of the individuals from the Company set forth on Schedule 1 hereto (confirmed promptly by telecopy or email and shall be addressed to each of the individuals from the Designated Agent set forth on Schedule 1 hereto, which confirmation will be promptly acknowledged).

(d) The gross sales price of any Shares sold pursuant to this Agreement by the Designated Agent acting as sales agent of the Company shall be the market price prevailing at the time of sale for shares of the Company’s Common Stock sold by the Designated Agent on Nasdaq or otherwise, at prices relating to prevailing market prices or at negotiated prices. The compensation payable to the Agents for sales of Shares with respect to which the Designated Agent acts as sales agent shall be equal to up to 3.0% of the gross sales price of the Shares for amounts of Shares sold pursuant to this Agreement. The Company may sell Shares to the Designated Agent, acting as principal, at a price agreed upon with the Designated Agent at the relevant Applicable Time and pursuant to a separate Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”). The Designated Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required.

(e)If acting as a sales agent hereunder, the Designated Agent shall provide written confirmation to the Company following the close of trading on Nasdaq, each day in which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the Net Proceeds to the Company and the compensation payable by the Company to the Agents with respect to such sales.

(f)Settlement for sales of Shares pursuant to this Section 2 will occur on the first business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the Designated Agent (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Designated Agent for settlement on such date shall be delivered by the Company to the Designated Agent against payment of the Net Proceeds from the sale of such Shares. Settlement for all Shares shall be effected by book-entry delivery of Shares to the Designated Agent’s account at The Depository Trust Company against payments by the Designated Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall (i) indemnify and hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the Agents any commission to which they would otherwise be entitled absent such default.

(g)Notwithstanding any other provision of this Agreement, the Company and the Agents agree that no sales of Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and the Agents shall not be obligated to sell, during any period in which the Company is, or could be deemed to be, in possession of material non-public information; provided that, unless otherwise agreed between the Company and the Agent, for purposes of this paragraph (g) such period shall be deemed to end on the date on which the Company’s next subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is filed with the Commission.

(h)At each Applicable Time, Settlement Date, Registration Amendment Date and each Company Periodic Report Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the Designated Agent to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

    Section 3. Covenants. The Company agrees with the Agents:

    (a)    During any period when the delivery of a prospectus is required in connection with the offering or sale of Shares (whether physically or through compliance with Rule 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the Securities Act), (i) to make no further amendment or any supplement to the Registration

Statement or the Prospectus (other than an amendment or supplement relating to an offering of the Company’s securities which is unrelated to the offering of the Shares hereunder) prior to any Settlement Date which shall be disapproved by the Agents promptly after reasonable notice thereof and to advise the Agents, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus (other than an amendment or supplement relating to an offering of the Company’s securities which is unrelated to the offering of the Shares hereunder) has been filed and to furnish the Agents with copies thereof, (ii) to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, (iii) subject to any permitted extensions, to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, (iv) to advise the Agents, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information, and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such commercially reasonable steps as may be necessary to permit offers and sales of the Shares by the Agents, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement). Notwithstanding the foregoing, the Company shall not be obligated to furnish copies of any report or statement filed with the Commission to the extent it is available on the Commission’s Electronic Data Gathering, Analysis, and Retrieval System (“EDGAR”).

    (b)    Promptly from time to time to take such action as the Agents may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Agents may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction; and to promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

    (c)    During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the Securities Act) in connection with the offering or sale of Shares, the Company will make available to the Agents, as soon as practicable after the execution of this Agreement, and thereafter from time to time furnish to the Agents, copies of the most recent Prospectus in such quantities and at such locations as the Agents may reasonably request for the purposes contemplated by the Securities Act. During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the Securities Act) in connection with the offering or sale of Shares, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Agents and to file such document and to prepare and furnish without charge to the Agents as many written and electronic copies as the Agents may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance. Notwithstanding the foregoing, the Company shall not be required to furnish any document to the extent such document is available on EDGAR.

    (d)    To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158), which requirement may be satisfied by publicly filing the required information on EDGAR.

    (e)    To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

    (f)    To use the Net Proceeds received by it from the sale of the Shares pursuant to this Agreement and any Terms Agreement in the manner specified in the General Disclosure Package.

    (g)    In connection with the offering and sale of the Shares, the Company will file with Nasdaq all documents and notices, and make all certifications, required by Nasdaq of companies that have securities that are listed or quoted on Nasdaq and will use commercially reasonable efforts to maintain such listings or quotations.

    (h)    To not take, directly or indirectly, and to cause its affiliates to refrain from taking, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

    (i)    At each Applicable Time, each Settlement Date, each Registration Statement Amendment Date (as defined below), each Company Periodic Report Date (as defined below) and each date on which Shares are delivered to the Designated Agent pursuant to a Terms Agreement, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement or any Terms Agreement. In each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any quarter in which sales of Shares were made by or through the Agents under this Agreement or any Terms Agreement (each date on which any such document is filed, and any date on which an amendment to any such document is filed, a “Company Periodic Report Date”), the Company shall set forth with regard to such quarter the number of Shares sold through the Agents under this Agreement or any Terms Agreement and the Net Proceeds received by the Company with respect to sales of Shares pursuant to this Agreement or any Terms Agreement.

    (j)    Upon commencement of the offering of Shares under this Agreement and each time the Shares are delivered to the Designated Agent as principal on a Settlement Date and promptly after each (i) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Shares, (2) in connection with the filing of a prospectus supplement that contains solely the information set forth in Section 3(i), (3) in connection with the filing of any current reports on Form 8-K (other than any current reports on Form 8-K which contain financial statements, supporting schedules or other financial data that are material to an offering of securities of the Company in the Agents’ reasonable discretion, including any current report on Form 8-K under Item 2.02 of such form that is considered “filed” under the Exchange Act) or (4) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock)) (each such date, a “Registration Statement Amendment Date”) and (ii) Company Periodic Report Date, the Company will furnish or cause to be furnished forthwith to the Agents a certificate dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form reasonably satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 6(f) of this Agreement which were last furnished to the Agents are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(f), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such certificate. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time. Notwithstanding the foregoing, the Company shall not be required to deliver any such certificate if it has notified the Agents that it does not then presently intend to make sales of Shares under this agreement; provided, however, that such certificate shall then be required to be delivered to the Agents prior to any further sales of Shares under this Agreement covering the period which would most recently have been required but for such notice.

    (k)    Upon commencement of the offering of Shares under this Agreement and each time the Shares are delivered to the Designated Agent as principal on a Settlement Date, and promptly after each (i) Registration Statement Amendment Date and (ii) Company Periodic Report Date, the Company will furnish or cause to be furnished to the Agents and to counsel to the Agents (A) the written opinion and negative assurance letter of each Company counsel or other counsel reasonably satisfactory to the Agents, dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form and substance reasonably satisfactory to the Agents and their counsel, of the same tenor as the opinions and letters referred to in Section 6(c) and Section 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such opinion and letter or, in lieu of such opinion and letter, counsel last furnishing such letter to the Agents shall furnish such Agents with a letter substantially to the effect that the Agents may rely on such last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time. Notwithstanding the foregoing, the Company shall not be required to deliver any such opinion or letter at any time there are no instructions to sell Shares delivered pursuant to Section 2(b) or a Terms Agreement then in effect; provided, however, that such an opinion or letter shall then be required to be delivered to the Agents prior to any further sales of Shares under this Agreement covering the period which would most recently have been required but for this sentence.

    (l)    Upon commencement of the offering of Shares under this Agreement and each time the Shares are delivered to the Designated Agent as principal on a Settlement Date, and promptly after each (i) Registration Statement Amendment Date and (ii) Company Periodic Report Date, the Company will cause BDO USA, P.C., or other independent accountants reasonably satisfactory to the Agents, to furnish to the Agents a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to the Agents and their counsel, of the same tenor as the letter referred to in Section 6(e) hereof, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus, as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letter. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time. Notwithstanding the foregoing, (y) the Company shall not be required to deliver any such letter if it has notified the Agents that it does not then presently intend to make sales of Shares under this Agreement; provided, however, that such letter shall then be required to be delivered to the Agents prior to any further sales of Shares under this Agreement covering the period which would most recently have been required but for such notice, and (z) the Company shall be required to furnish no more than one comfort letter hereunder per each filing of an annual report on Form 10-K or a quarterly report on Form 10-Q; provided, however, in the event the Company files a restatement of its financial statements on Form 10-K/A, 10-Q/A or 8-K, such filing shall be considered a Company Period Report Date, and the Company shall be required to furnish a comfort letter prior to the recommencement of the offering of Shares.

    (m)    The Company consents to the Agents trading in the Company’s Common Stock for the Agents’ own accounts and for the accounts of their clients at the same time as sales of Shares occur pursuant to this Agreement or any Terms Agreement.

    (n)    If, to the knowledge of the Company, all filings required by Rule 424 in connection with this offering shall not have been made or the representations in Section 1(a) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Designated Agent the right to refuse to purchase and pay for such Shares.

    (o)    The Company will cooperate timely with any reasonable due diligence review conducted by the Agents or their counsel from time to time in connection with the transactions contemplated hereby or in any Terms Agreement, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request.

    (p)    During each period commencing on the date on which the Company has given an instruction to sell Shares pursuant to Section 2(b) and ending on the close of business of the Settlement Date of the last Shares sold pursuant to such instruction, the Company will not, without (i) giving the Agents at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale or otherwise obtaining the Agents’ written consent and (ii) the Agents suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agents in light of the proposed sale, (1) offer, pledge, publicly announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (2) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be offered and sold through the Agents pursuant to this Agreement or any Terms Agreement; (B) issue Common Stock, restricted stock units, and options to purchase Common Stock, shares of Common Stock underlying restricted stock units and options granted and other securities, each pursuant to any director or employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company, whether in effect on the date hereof or adopted thereafter; (C) issue Common Stock pursuant to the conversion of securities or the exercise of warrants, which securities or warrants are outstanding at the date an applicable instruction to sell Shares is delivered; (D) adopt a new equity incentive plan, and file a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, and issue securities pursuant to such new equity incentive plan (including, without limitation, the issuance of shares of Common Stock upon the exercise of options or vesting of restricted stock units or other securities issued pursuant to such new equity incentive plan); and (E) issue Common Stock or securities convertible or exchangeable for shares of Common Stock in connection with any mergers, acquisition, collaboration, licensing, joint ventures, or other strategic transaction occurring after the date of this Agreement (but excluding transactions principally of a financing nature); provided, that the aggregate number of shares of Common Stock or securities convertible into or exercisable for Common Stock (on an as-converted or as-exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to this clause (E) shall not exceed five percent (5%) of the total number of shares of the Company’s Common Stock then outstanding.

    (q)    If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) relating to the Shares, in a form satisfactory to the Agents. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Agents, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
    Section 4. Free Writing Prospectus.

(a)         (i)    The Company represents and agrees that without the prior consent of the Agents, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; and
        (ii)     each Agent represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission.

    (b)    The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus (including any free writing prospectus identified in Section 4(a) hereof), including timely filing with the Commission or retention where required and legending.
    Section 5. Payment of Expenses. The Company covenants and agrees with the Agents that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, Original Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Agents; (ii) the cost of printing or producing this Agreement or any Terms Agreement, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 3(b) hereof, including the reasonable fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys (such fees and disbursements of counsel not to exceed $10,000 in the aggregate); (iv) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents in connection with, any required review by FINRA of the terms of the sale of the Shares (such fees and disbursements of counsel not to exceed $20,000 in the aggregate); (v) all fees and expenses in connection with listing or quoting the Shares on Nasdaq; (vi) the cost of preparing the Shares; (vii) the costs and charges of any transfer agent or registrar or any dividend distribution agent; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. The fees and disbursements of counsel to the Agents pursuant to subsections (iii), (iv) and (viii) shall not exceed in the aggregate (A) $75,000 in connection with the execution of this Agreement and (B) $15,000 in connection with every date specified in Section 3(j) hereof on which the Company is required to provide a certificate. It is understood, however, that, except as provided in this Section, and Section 7 hereof, the Agents will pay all of their own costs and expenses, including additional fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

    Section 6. Conditions of Agents’ Obligation. The obligations of the Agents hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof are true and correct as of the time of the execution of this Agreement, the date of any executed Terms Agreement and as of each Registration Statement Amendment Date, Company Periodic Report Date, Applicable Time and Settlement Date, to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

    (a)    The Registration Statement containing the Original Prospectus shall have been filed with the Commission on the date hereof and in accordance with Section 3(a) hereof, any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Agents.

    (b)    On every date specified in Section 3(k) hereof, Paul Hastings LLP, counsel for the Agents, shall have furnished to the Agents such written opinion or opinions and negative assurance letters, dated as of such date, with respect to such matters as the Agents may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

    (c)    On every date specified in Section 3(k) hereof, Cooley LLP, counsel for the Company, shall have furnished to the Agents such written opinion or opinions and negative assurance letters, dated as of such date, in form and substance reasonably satisfactory to the Agents.

    (d)    On every date specified in Section 3(k) hereof, McNeill PLLC, intellectual property counsel for the Company, or such other legal representative that is familiar with intellectual property matters and is reasonably satisfactory to the Agents, shall have furnished to the Agents such written opinion or opinions and negative assurance letters, dated as of such date, in form and substance reasonably satisfactory to the Agents, containing statements and information of the type ordinarily included in such opinions and negative assurance letters.

    (e)    At the dates specified in Section 3(l) hereof, the independent accountants of the Company who have certified the financial statements of the Company and its Subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus shall have furnished to the Agents a letter dated as of the date of delivery thereof and addressed to the Agents in form and substance reasonably satisfactory to the Agents and their counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and its Subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

    (f)    Prior to commencement of the offering of Shares under this Agreement, the Agents shall have received a certificate, signed on behalf of the Company by its corporate Secretary, in form and substance satisfactory to the Agents and their counsel.

    (g)    (i) Upon commencement of the offering of Shares under this Agreement and on such other dates as reasonably requested by Agents, the Company will furnish or cause to be furnished promptly to the Agents a certificate of an officer in a form reasonably satisfactory to the Agents stating the minimum price for the sale of such Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, maximum gross proceeds from such sales, as authorized from time to time by the Company’s board of directors or a duly authorized committee thereof or, in connection with any amendment, revision or modification of such minimum price or maximum Share number or amount, a new certificate with respect thereto and (ii) on each date specified in Section 3(j), the Agents shall have received a certificate of executive officers of the Company, one of whom shall be the Chief Financial Officer, Chief Accounting Officer, Treasurer, or Executive Vice President in the area of capital markets and investments, dated as of the date thereof, to the effect that (A) there has been no Material Adverse Effect since the date as of which information is given in the General Disclosure Package and the Prospectus as then amended or supplemented, (B) the representations and warranties in Section 1 hereof are true and correct as of such date, subject to the qualifications contained therein, except for those which speak solely as of a specific date and (C) the Company has complied in all material respects with all of the agreements entered into in connection with the transaction contemplated herein and satisfied all conditions on its part to be performed or satisfied.

    (h)    Since the date of the latest audited financial statements then included or incorporated by reference in the General Disclosure Package and the Prospectus, no Material Adverse Effect shall have occurred.

    (i)    The Company shall have complied with the provisions of Section 3(c) hereof with respect to the timely furnishing of prospectuses.

    (j)    On such dates as reasonably requested by the Agents, the Company shall have conducted due diligence sessions, in form and substance reasonably satisfactory to the Agents.

    (k)    All filings with the Commission required by Rule 424 under the Securities Act to have been filed by each Applicable Time or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

    (l)    The Shares shall have received approval for listing or quotation on Nasdaq, subject to official notice of issuance, prior to the first Settlement Date.

    Section 7. Indemnification.

    (a)    The Company will indemnify and hold harmless the each Agent against any losses, claims, damages or liabilities, joint or several, to which any Agent may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Original Prospectus or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, the Original Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in strict conformity with written information furnished to the Company by the Agents expressly for use therein, it being understood and agreed that the only such information furnished by the Agents to the Company consists of the information set forth in Section 7(b).
    (b)    Each Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Original Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, the Original Prospectus or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in strict conformity with written information furnished to the Company by the Agents expressly for use therein, it being understood and agreed that the only such information furnished by the Agents to the Company consists of the information set forth in the first sentence of the ninth paragraph under the caption “Plan of Distribution” in the Prospectus; and the Agents will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

    (c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof;

but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except and then only to the extent such indemnifying party is materially prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

    (d)    If the indemnification provided for in this Section 7 is unavailable to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Shares to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by the Agents. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agents on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Agents shall not be required to contribute any amount in excess of the amount by which the total compensation received by the Agents with respect to sales of the Shares sold by it to the public exceeds the amount of any damages which the Agents have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    (e)    The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to the directors, officers, employees, attorneys and agents of the Agents and to each person, if any, who controls the Agents within the meaning of the Securities Act and each broker dealer affiliate of the Agents; and the obligations of the Agents under this Section 7 shall be in addition to any liability which the Agents may otherwise have and shall extend, upon the same terms and conditions, to each director, officer, employee, attorney and agent of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

    Section 8. Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agents, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agents or any controlling person of the Agents, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

    Section 9. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) each Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of such offering) and (ii) no Agent has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iii) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Agents have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

    Section 10. Termination.

(a)The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through the Designated Agent for the Company, the obligations of the Company, including in respect of compensation of the Agents, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 5, Section 7, Section 8, Section 14 and Section 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)The Agents shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in their sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 1, Section 5, Section 7, Section 8, Section 14 and Section 15 of this Agreement shall remain in full force and effect notwithstanding such termination. For the avoidance of doubt, the termination by one Agent of its rights and obligations under this Agreement pursuant to this Section 10(b) shall not affect the rights and obligations of the other Agent under this Agreement.

(c)Unless earlier terminated pursuant to this Section 10, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares by the Agents on the terms and subject to the conditions set forth herein except any termination pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 5, Section 7, Section 8, Section 14 and Section 15 of this Agreement shall remain in full force and effect.

(d)This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (d) shall in all cases be deemed to provide that Section 1, Section 5, Section 7, Section 8, Section 14 and Section 15 of this Agreement shall remain in full force and effect.

(e)Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2(f) hereof.

(f)In the case of any purchase by the Designated Agent pursuant to a Terms Agreement, the Agents may terminate this Agreement, at any time at or prior to the Settlement Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any Material Adverse Effect in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agents, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or Nasdaq, or if trading generally on the NYSE, Nasdaq or NYSE American has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

    Section 11. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Agents shall be delivered or sent by mail, electronic mail or facsimile transmission to:

Stifel, Nicolaus & Company, Incorporated
787 7th Avenue, 11th Floor
New York, New York 10019
Attention: Syndicate Department

LifeSci Capital LLC
1700 Broadway, 40th Floor
New York, New York 10019
with a copy to legalnotices@lifescicapital.com
with a copy to:

Paul Hastings LLP
MetLife Building
200 Park Avenue
New York, New York 10166
Attention: Siavosh Salimi and Will Magioncalda

and if to the Company to:

Inhibrx Biosciences, Inc.
11025 North Torrey Pines Road, Suite 140
La Jolla, California 92037
Attention: Kelly Deck and Leah Pollema

with a copy to:

Cooley LLP
10265 Science Center Drive
San Diego, California 92121
Attention: Carlos Ramirez and Tom Coll

Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

    Section 12. Parties. This Agreement shall be binding upon, and inure solely to the benefit of, the Agents and the Company and, to the extent provided in Sections 7 and 8 hereof, the officers, directors, employees, attorneys and agents of the Company and the Agents and each person who controls the Company or the Agents, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of Shares through the Agents shall be deemed a successor or assign by reason merely of such purchase.

    Section 13. Time of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

    Section 14. Waiver of Jury Trial. The Company and the Agents hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to jury trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

    Section 15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

Section 16. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

    Section 17. Counterparts. This Agreement and any Terms Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement or Terms Agreement by one party to the other may be made by facsimile or electronic transmission. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 18. Recognition of U.S. Special Resolutions Regimes. In the event that an Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that an Agent is a Covered Entity and such Agent or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

    Section 19. Severability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents and the Company in accordance with its terms.

[Signature Page Follows]

Very truly yours,

INHIBRX BIOSCIENCES, INC.

By:	/s/ Mark P. Lappe
Name:	Mark P. Lappe
Title:	Chief Executive Officer

Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Nicholas Oust
Name:	Nicholas Oust
Title:	Managing Director

LIFESCI CAPITAL LLC

By:	/s/ Hany Awadalla
Name:	Hany Awadalla
Title:	Managing Director

Schedule 1

Notice Parties

The Company
Kelly Deck
Leah Pollema

The Agents
Stifel, Nicolaus & Company, Incorporated:
Mark Dempster
Nicholas Oust
Daniel Covatta
Mark White

LifeSci Capital LLC:
Hany Awadalla
Bob Spivak
Carl Laroe
Joseph Tsou
Wade Brewer
Patrick Marano

Annex I
INHIBRX BIOSCIENCES, INC.
Common Stock
($0.0001 par value per share)
TERMS AGREEMENT

[STIFEL, NICOLAUS & COMPANY, INCORPORATED
787 7th Avenue, 11th Floor
New York, New York 10019
Attn: Syndicate Department]

[LIFESCI CAPITAL LLC
1700 Broadway, 40th Floor
New York, New York 10019]

Ladies and Gentlemen:
Inhibrx Biosciences, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the At-the-Market Equity Offering Sales Agreement, dated November 13, 2026 (the “Sales Agreement”), among the Company and Stifel, Nicolaus & Company, Incorporated and LifeSci Capital LLC (the “Agents”), to issue and sell to [Stifel, Nicolaus & Company, Incorporated][ LifeSci Capital LLC] (the “Designated Agent”) the securities specified in the Schedule hereto (the “Purchased Securities”) [, and solely for the purpose of covering over-allotments, to grant to the Designated Agent the option to purchase the additional securities specified in the Schedule hereto (the “Additional Securities”)]*.
[The Designated Agent shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by the Designated Agent to the Company for the Purchased Securities. This option may be exercised by the Designated Agent at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule hereto) nor earlier than the first business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities.]*
Each of the provisions of the Sales Agreement not specifically related to the solicitation by the Designated Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Applicable Time [and any Option Closing Date]*, except that each representation and warranty in Section 1 of the Sales Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Sales Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Settlement Date [and any Option Closing Date]* in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities. The Company will not be required to pay, or cause to be paid, any fees and disbursements of the Designated Agent’s counsel in respect of any purchases by the Designated Agents of Additional Securities as principal.
An amendment to the Registration Statement (as defined in the Sales Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities [and the Additional Securities]*, in the form heretofore delivered to the Designated Agent is now proposed to be filed with the Securities and Exchange Commission.
Subject to the terms and conditions set forth herein and in the Sales Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Designated Agent and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.
If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Designated Agent and the Company in accordance with its terms.

Very truly yours,

INHIBRX BIOSCIENCES, INC.

By:
Name:
Title:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Name:
Title:

LIFESCI CAPITAL LLC

By:
Name:
Title:

*     Include only if the Designated Agent has an over-allotment option.